UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FDCTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-1265459
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

200 Spectrum Center Drive, Ste. 300, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	FDCT	OTC Markets

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

FDCTech, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.0001 per share, to be registered hereunder contained under the heading “Description of Securities” in the Company’s Registration Statement on Form S-1 (File No. 333- 221726), as originally filed with the Securities and Exchange Commission (the “Commission”) on November 22, 2017, as subsequently amended (the “Registration Statement”).

Since the filing of the Registration Statement, the Registrant made all required filings pursuant to Section 15(d), and has continued to voluntarily file all reports. In addition, the Registrant hereby incorporates its most-recent Form 10-K Annual Report which was filed with the Commission on March 3, 2021.

Item 2. Exhibits.

Exhibit	Description

3.1	Articles of Incorporation*
3.2	By-Laws*

*	Incorporated by reference through the Registration Statement on Form S-1 filed with the Commission on November 22, 2017 (333-221726))

SIGNATURES

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FDCTECH, INC. (Registrant)

	By:	/s/ Imran Firoz
Imran Firoz, Chief Financial Officer

Date: September 3, 2021